AMENDMENT NO. 1 TO PATENT LICENSE AGREEMENT

Between

Alliance for Sustainable Energy, LLC and

Natcore Technology Inc.

This Amendment to License Agreement LIC-12-00206 (hereinafter “License”), shall be effective on the date it is executed by the last Party to sign below, is between Alliance for Sustainable Energy, LLC (hereinafter “Alliance”), as Manager and Operator of the National Renewable Energy Laboratory (“NREL”) located at 15013 Denver West Parkway, Golden, Colorado 80401 and Natcore Technology Inc., (hereinafter “Licensee”), a for-profit company organized and existing under the laws of Province British Columbia and having a principal place of business at 47 Club Way, Red Bank, New Jersey, USA 07701. The parties to this agreement may be hereinafter referred to individually as “Party” and jointly as “Parties”.

BACKGROUND:

Alliance manages and operates NREL under authority of its Prime Contract No. DE-AC36-08G028308 with the United States Government as represented by the Department of Energy;

The Parties executed the Patent License Agreement on December 12, 2011 (Exclusive Patent License Agreement 12-00206). The Parties wish to modify a section of the License pertaining to Licensed Intellectual Property.

TERMS & CONDITIONS:

THEREFORE, in consideration of the foregoing covenants and agreements contained herein and for a payment of $7,500 due within thirty (30) days of the execution of this Amendment 1, the Parties agree to the following amendments to the License:

          1. Exhibit A: Licensed Patents shall be deleted and replaced with the following:

EXHIBIT A: LICENSED PATENTS

NREL ROI No.	Country	Title	Patent/Patent Application No.	Filing/Issue Date

07-10	USA	“Nanoparticle-Based Etching of Silicon Surfaces”	8,075,792
07-17	USA	“Anti-reflection Etching of Silicon Surfaces Catalyzed with Ionic Metal Solutions”	12/053,445
07-17CN	China	“Anti-reflection Etching of Silicon Surfaces Catalyzed with Ionic Metal Solutions”	2009801102743
07-17EU	European Union	“Anti-reflection Etching of Silicon Surfaces Catalyzed with Ionic Metal Solutions”	09722988.4
09-10	PCT	“Wet-Chemical Systems and Methods for Producing Black Silicon Substrates”	PCT/US10/56417
09-69	USA	Forming High-Efficiency Silicon Solar Cells Using Density-Graded Anti-Reflection Surfaces	12/797,590
n-43	PCT	“Efficient Black Silicon Photovoltaic Devices with Enhanced Blue Response”	PCT/US11/27479
12-18	USA	Copper-Assisted, Anti-Reflection Etching of Silicon Surfaces	13/423,745

          2. All other terms and conditions of the License, and its authorized modifications, shall remain unchanged.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be duly executed in their respective names by their duly authorized representatives.

ALLIANCE FOR SUSTAINABLE ENERGY, LLC		NATCORE TECHNOLOGY INC.

By:		By:

Name:	Bobi Garrett	Name:	Chuck Provini

Title:	Deputy Lab Director	Title:	President &CEO

Date:	27-July-2012	Date:	7-27-2012